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                                                                   EXHIBIT 1.1


                         DIGITAL EQUIPMENT CORPORATION
                         (a Massachusetts corporation)

            Debt Securities and Warrants to Purchase Debt Securities

                   UNDERWRITING AGREEMENT - BASIC PROVISIONS

                                                          ______________, 1994

To:      The Underwriters named in
         the within-mentioned Terms
         Agreement


Dear Sirs:

        Digital Equipment Corporation (the "Company") proposes to issue and sell from time to time in one or more offerings, on terms determined at the time of sale, any or a combination of the following securities: senior debt securities (the "Senior Securities"), subordinated debt securities (the "Subordinated Securities," and together with the Senior Securities, the "Debt Securities") and warrants (the "Debt Warrants" and together with the Debt Securities, the "Firm Securities") to purchase Senior Securities or Subordinated Securities. In certain cases, the applicable Terms Agreement (as defined below) may provide that the Company grants to the Underwriters the option to purchase additional Convertible Subordinated Securities (as defined below) or Debt Warrants to purchase additional Convertible Subordinated Securities (the "Optional Securities"); if and to the extent that the right to purchase such Optional Securities is granted as herein described, the terms and conditions of any such option will be described in the applicable Prospectus Supplement and Terms Agreement (each as hereinafter defined). The Firm Securities and the Optional Securities are herein collectively referred to as the "Securities."

        The Senior Securities will be issued under an indenture dated as of September 15, 1992, as amended (the "Senior Indenture"), between the Company and Citibank, N.A., as Trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an indenture dated January __, 1994, as amended (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures"), between the Company and Bankers Trust Company, as Trustee (the "Subordinated Trustee," and together with the Senior Trustee, the "Trustees"). Each series of Debt Warrants will be issued under a separate warrant agreement (the warrant agreement relating to any issue of Debt Warrants to be sold pursuant to this Agreement will be identified in the applicable Terms Agreement (as hereinafter defined) and is referred to herein as the "Warrant Agreement") to be entered into between the Company and a warrant agent identified in such Warrant Agreement (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement (as hereinafter defined). Each issue of Senior Securities and Subordinated Securities may vary, as applicable, as to aggregate principal amount, maturity date or dates, interest rate or rates or formula and timing of payments thereof, redemption provisions and sinking fund requirements, if any, and any other variable terms which the Senior Indenture or Subordinated Indenture, as the case may be, contemplates may be set forth in the Senior Securities or Subordinated Securities as issued from time to time. The terms of any series of Subordinated Securities may further provide that the Subordinated Securities are convertible (the "Convertible Subordinated Securities") into shares of the Company's common stock, par value $1.00 per share ("Common Stock"), or that the Subordinated Securities are exchangeable (the "Exchangeable Subordinated Securities") for equity securities of other issuers held by the Company (the "Exchange Securities"), at any time prior to the maturity of the Subordinated Securities, unless the Subordinated Securities have been previously redeemed or otherwise acquired by the Company, upon the terms and subject to the conditions set forth in the Subordinated Indenture. Each series of Debt

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Warrants may vary as to the date from which they are exercisable, the expiration date, the exercise price and any other variable terms which the Warrant Agreement contemplates may be set forth in the Debt Warrants as issued from time to time. The Senior Securities or the Subordinated Securities (including Convertible or Exchangeable Subordinated Securities, if applicable) and the Debt Warrants may be offered either together or separately. As used herein, "Warrant Securities" shall mean the Senior Securities or Subordinated Securities issuable upon exercise of Debt Warrants.

        Whenever the Company determines to make an offering of Securities, it will enter into an agreement substantially in the form of Exhibit A hereto (the "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, the underwriter or underwriters named therein (the "Underwriters" or "you," which terms shall include the underwriter or underwriters named therein whether acting alone in the sale of Securities or as members of an underwriting syndicate). The Terms Agreement relating to each offering of Securities shall specify the principal amount of Securities to be issued and their terms not otherwise specified in the Senior Indenture, Subordinated Indenture or Warrant Agreement, as the case may be, whether the Underwriters have an option to purchase Optional Securities, the name or names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof) and the principal amount (in the case of Debt Securities) or number (in the case of Debt Warrants) of Securities which each severally agrees to purchase, the name or names of the Underwriters acting as manager or co-managers in connection with such offerings, if any (the "Representatives," which term shall include each Underwriter in the event that there shall be no manager or co-managers), the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, any delayed delivery arrangements and the time and place of delivery and payment. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_____) relating to the Securities and the shares of Common Stock issuable upon conversion of Convertible Subordinated Securities and the offering of the Securities from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act") and has filed such amendments thereto, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities and Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively; PROVIDED, HOWEVER , that a supplement of the Prospectus contemplated by Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates. If any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.


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         SECTION 1.        REPRESENTATIONS AND WARRANTIES.

              (a) The Company represents and warrants to each Underwriter as of the date of the applicable Terms Agreement and as of the First Closing Time and Second Closing Time, if applicable (as defined in
Section 2 hereof; in each case, the "Representation Date") as follows:

                (i) At the time the Registration Statement becomes effective and as of the applicable Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement becomes effective (or, if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus, at the time the Registration Statement becomes effective and at the applicable Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use), will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter or on behalf of any Underwriter expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustees under the Senior Indenture and the Subordinated Indenture.

                (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iii) The consolidated financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement or in said financial statements, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the caption "Ratio of Earnings to Fixed Charges," in the applicable Prospectus Supplement under the captions "Ratio of Earnings to Fixed Charges" and "Summary Financial Information" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.





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                (iv)      The documents incorporated or deemed to be
        incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the applicable Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular periodic dividends, if any, on shares of Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                (vii) Each subsidiary of the Company listed in Exhibit No. 22 to the Form 10-K annual report of the Company filed with the Commission under Section 13 of the 1934 Act for the most recent fiscal year ended which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations (a "Significant Subsidiary"), if any, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                (viii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan





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        agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, the effect of which violation or default would be material to the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the applicable Terms Agreement (including this Agreement as incorporated by reference therein), the applicable Indenture, the Warrant Agreement, if any, and the Securities, the filing of the Registration Statement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or, to the best of its knowledge, any applicable law, administrative regulation or administrative or court decree.

                (ix) No labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise.

                (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement and the applicable Terms Agreement; there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                (xi) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or acquire on reasonable terms, the patent and proprietary rights, singly or in the aggregate, would not result in any material adverse change in the condition, financial or otherwise, or in the earnings or operations of the Company and its subsidiaries, considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of



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        its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise.

                (xii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Company of the transactions contemplated by this Agreement and by the applicable Terms Agreement, including the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act or state securities or Blue Sky laws and the qualification of the Indentures under the 1939 Act.

             (xiii) The Company and its Significant Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such certificates, authorities or permits which are not material to such conduct of their business, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or operations of the Company and its subsidiaries considered as one enterprise.

                (xiv) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and the applicable Terms Agreement (or will have been so authorized prior to each issuance of Securities), will have been duly executed by the Company and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Terms Agreement and the applicable Indenture or Warrant Agreement, as the case may be, against payment of the consideration therefor in accordance with this Agreement and the applicable Terms Agreement, the Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the respective Indenture or Warrant Agreement, as the case may be, relating thereto, which will be substantially in the form heretofore delivered to the Underwriters; the Securities, the Senior Indenture, the Subordinated Indenture and the Warrant Agreement, conform in all material respects to all statements relating thereto contained in the Prospectus. This Agreement has been, and, at the Representation Date, the applicable Terms Agreement will have been, duly executed and delivered by the Company.

                (xv) The Indentures have been duly authorized by the Company, have been duly qualified under the 1939 Act and duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

              (xvi) The Warrant Agreement has been duly authorized by the Company and, when executed by the proper officers of the Company and delivered (assuming due execution and delivery thereof by the Warrant Agent), will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforcement thereof may be




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        limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                (xvii) If the applicable Terms Agreement relates to Convertible Subordinated Securities, the shares of Common Stock issuable upon conversion of such Convertible Subordinated Securities have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. The Company has the authorized capital stock as set forth in the Prospectus and the shareholders of the Company have no preemptive rights with respect to the Securities or the Common Stock. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance of the Common Stock upon exercise of the Convertible Subordinated Securities.

                (xviii)      If the applicable Terms Agreement relates to Debt
        Warrants, the Warrant Securities issuable upon exercise of the Debt Warrants are duly and validly authorized, have been duly reserved for issuance upon exercise of the Debt Warrants, and when issued upon the exercise of the Debt Warrants in accordance with the terms of the Warrant Agreement, will be duly executed by the Company and, when issued, authenticated and delivered in the manner provided in the applicable Indenture, will constitute valid and binding obligations of the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and will be entitled to the benefits of the applicable Indenture. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance of the Warrant Securities upon exercise of the Debt Warrants.

              (xix) If the applicable Terms Agreement relates to Exchangeable Subordinated Securities, such Terms Agreement will contain additional representations and warranties from the Company relating to the applicable Exchange Securities.

        (b) Any certificate signed by any authorized officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2.        SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

             (a) The several commitments of the Underwriters to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth. The Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase at the price set forth in the applicable Terms Agreement, the aggregate principal amount of Debt Securities and/or the number of Debt Warrants set forth in the applicable Terms Agreement, plus any additional principal amount of Debt Securities and/or number of Debt Warrants, which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The initial public offering price and the purchase price to be paid by the several Underwriters for the Securities and any other terms of the Securities (to the extent not set forth in the applicable Indenture, Warrant Agreement or in this Agreement) have been determined and set forth in the applicable Terms Agreement.



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        (b)      Payment of the purchase price for, and delivery of
certificates for, the Securities shall be made at the place set forth in the applicable Terms Agreement or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "First Closing Time"). Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or other instruments representing the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the First Closing Time.
It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the First Closing Time at the place set forth in the applicable Terms Agreement.

        (c) If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of EXHIBIT B hereto, with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representatives at the time payment is made pursuant to such Delayed Delivery Contracts or such other time specified in the applicable Terms Agreement, for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Senior Securities or Subordinated Securities or the number of Debt Warrants, as the case may be, for which Delayed Delivery Contracts are made. Any Delayed Delivery Contracts are to be with institutional investors of the types which will be set forth in the applicable Prospectus Supplement. At the applicable Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Senior Securities or Subordinated Securities or minimum number of Debt Warrants, as the case may be, per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company, as provided below, but not for an aggregate principal amount of Senior Securities or Subordinated Securities or aggregate number of Debt Warrants, as the case may be, in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

        The Representatives are to submit to the Company, at least three business days prior to the applicable Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants, as the case may be, to be purchased by each of them, and the Company will advise the Representatives, at least two business days prior to the applicable Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants, as the case may be, to be covered by each such Delayed Delivery Contract.

        The principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants, as the case may be, covered by Delayed Delivery Contracts, as to each Underwriter as set forth



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in a written notice delivered by the Representatives to the Company; provided, however, that the total principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants to be purchased by all Underwriters shall be the total principal amount of Senior Securities or Subordinated
Securities or number of Debt Warrants covered by the applicable Terms Agreement, less the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants, as the case may be, covered by Delayed Delivery Contracts.

        (d) In addition, if the Underwriters are granted an option to purchase Optional Securities pursuant to the applicable Terms Agreement, upon written notice from the Representative or Representatives, on behalf of the Underwriters, given to the Company not more than 30 days subsequent to the date of the initial public offering of the Securities, the Underwriters may purchase all or less than all of the Optional Securities with respect to the offering of Securities to which such Terms Agreement relates in accordance with the terms and provisions set forth in the applicable Terms Agreement. Such notice shall be given (i) at least two business days prior to the exercise of such option if the Second Closing Time (as defined below) is simultaneous with the First Closing Time, or (ii) at least three business days, but no more than five business days, prior to the exercise of such option if the Second Closing Time is subsequent to the First Closing Time. If granted by the Company, such option may only be exercised by the Underwriters once in connection with each initial public offering of Securities. The Company agrees to sell to the Underwriters the principal amount or number of Optional Securities specified in such notice and the Underwriters agree, jointly and not severally, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the principal amount or number, as the case may be, of Securities set forth opposite such Underwriter's name in the applicable Terms Agreement bears to the total principal amount or number, as the case may be, of Securities covered by such Terms Agreement (subject to adjustment by you to round purchases) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of such Securities. No Optional Securities shall be sold or delivered unless the related Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Representative or Representatives, on behalf of the Underwriters, to the Company.

        Payment of the purchase price for, and delivery of certificates for, the Optional Securities shall be made at the place set forth in the applicable Terms Agreement or at such other place as shall be agreed upon by the Representatives and the Company (which may be the same as for the First Closing
Time) but not later than seven business days after written notice of election to purchase Optional Securities is given (such time and date of payment and delivery being herein called the "Second Closing Time"). Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Optional Securities to be purchased by them. Certificates for the Optional Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Second Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Optional Securities which it has agreed to purchase. The certificates for the Optional Securities will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Second Closing Time at the place set forth in the applicable Terms Agreement.

        SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

        (a) From the date of the applicable Terms Agreement, and for so long as a Prospectus is required to be delivered in connection with the sale of Securities covered by such Terms Agreement, the Company will notify the Representatives, promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement or Prospectus, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Immediately following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Senior Securities or Subordinated Securities and/or number of Debt Warrants, as the case may be, covered thereby and their terms not otherwise specified in the respective Indenture pursuant to which the Senior Securities or Subordinated Securities are being issued or Warrant Agreement pursuant to which the Debt Warrants are being issued, as the case may be, the names of the Underwriters and the principal amount of Senior Securities or Subordinated Securities or the number of Debt Warrants, as the case may be, which each severally has agreed to purchase, the names of the Representatives, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing in accordance with Rule 424(b).

        (c) From the date of the applicable Terms Agreement, and for so long as a Prospectus is required to be delivered in connection with the sale of the Securities covered by such Terms Agreement, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised Supplemental Prospectus which the Company proposes for use by the Underwriters in connection with the offering of such Securities which differs from the prospectus on file at the Commission, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement or other documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

        (d) The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and any documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act with respect to the sale of any Securities covered by the applicable Terms Agreement.

        (e) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Senior Securities or Subordinated Securities or Debt Warrants, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will forthwith prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or to make the Registration Statement comply with such requirements.

        (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

        (g) With respect to each sale of Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement relating to such Securities.

        (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        (i) Between the date of any Terms Agreement with respect to the offer and sale of Debt Securities and the termination of any trading restrictions or the First or Second Closing Time, whichever is later, with respect to the Debt Securities covered thereby, except for the issuance of Debt Securities upon the exercise of Debt Warrants, if any, the Company will not, without the prior consent of the Representatives, directly or indirectly, sell, offer to sell, or enter into any agreement to offer or sell, any debt securities of the Company with a maturity of more than one year, including additional Debt Securities.

        (j) Between the date of any Terms Agreement with respect to Convertible Subordinated Securities and the 60th day after such date, the Company will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any security convertible into or exchangeable or exercisable for shares of its Common Stock, without the prior consent of the Representatives (except for Common Stock issued or issuable pursuant to reservations or agreements, pursuant to any employee stock plan, stock ownership plan or dividend reinvestment plan, or pursuant to any conversion of previously issued securities of the Company).

        SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement and each Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the respective Indentures and Warrant Agreement and any Blue Sky Survey and any Legal Investment Survey, (vii) the fees and expenses, if any, incurred in connection with the listing of the Securities on any securities exchange, (viii) the fees and expenses of the Trustees and Warrant Agent, if any, and (ix) any fees payable in connection with the rating of the Debt Securities.

        If this Agreement or any Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters in connection with the offer and sale of Securities covered by such Terms Agreement.

        SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the Firm Securities at the First Closing Time and (if applicable, pursuant to the terms of the applicable Terms Agreement) the Optional Securities at the Second Closing Time pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

        (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission,
(ii) the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since the execution of such Terms Agreement and (iii) there shall not have come to the attention of the Representatives any facts that would cause them reasonably to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

                (b) At the applicable Closing Time the Representatives shall have received:

                        (1) The favorable opinion, dated as of the applicable Closing Time, of Testa, Hurwitz & Thibeault, counsel for the Company, in form and substance satisfactory to counsel for the Representatives, to the effect that:

                        (i) The Company has been duly incorporated and is validly existing as a corporation in good corporate standing under the laws of the Commonwealth of Massachusetts.

                        (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Terms Agreement.

                        (iii) Based solely on the opinion of local counsel to the Company or the general counsel of the Company, each Significant Subsidiary of the Company specified in the opinion based on a certificate furnished by the Company, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                        (iv) This Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, have each been duly authorized, executed and delivered by the Company.

                        (v) If applicable, the applicable Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                        (vi) If applicable, the Debt Securities covered by the applicable Terms Agreement are in the form contemplated by the applicable Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the respective Trustee in the manner provided in such Indenture (assuming the due authorization, execution and delivery of such Indenture by such Trustee) and delivered against payment of the purchase price therefor specified in the applicable Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be entitled to the benefits of such Indenture.

                        (vii) If applicable, the Convertible Subordinated Securities are convertible into Common Stock of the Company in accordance with the terms of the Subordinated Indenture; the shares of such Common Stock initially issuable upon conversion of such Convertible Subordinated Securities have been duly authorized and reserved for issuance by the Company upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Prospectus; the Company has authorized capital stock as set forth in the Prospectus; and, to the best of such counsel's knowledge, the shareholders of the Company have no preemptive rights with respect to such Common Stock. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance of Common Stock upon exercise of the Convertible Subordinated Securities.

                        (viii) If applicable, the Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming the authorization, execution and delivery thereof by the Warrant Agent) constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity.

                        (ix) If applicable, the Debt Warrants covered by the applicable Terms Agreement are in the form contemplated by the Warrant Agreement, have been duly authorized by the Company and, when executed by the Company and authenticated by the Warrant Agent in the manner provided in the Warrant Agreement (assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent) and delivered against payment of the purchase price therefor specified in the applicable Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity, and will be entitled to the benefits of the Warrant Agreement.

                        (x) If applicable, the Warrant Securities issuable upon exercise of the Debt Warrants are duly and validly authorized, have been duly reserved for issuance upon exercise of the Debt Warrants, and, when issued upon the exercise of the Debt Warrants in accordance with the terms of the Warrant Agreement, following due execution by the Company and authentication and delivery by the applicable Trustee in the manner provided in the applicable Indenture, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles and will be entitled to the benefits of the applicable Indenture. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance of the Warrant Securities upon exercise of the Debt Warrants.

                        (xi) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                        (xii) The Registration Statement (other than the financial statements, supporting schedules and other financial and statistical information included or incorporated by reference therein, as to which no opinion need be rendered) complies as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

                        (xiii) The applicable Indenture has been qualified under the 1939 Act.

                        (xiv) The applicable Indenture and the Debt Securities and/or the Debt Warrants and the Warrant Agreements covered by the applicable Terms Agreement conform in all material respects to the descriptions thereof contained in the Prospectus and the applicable Prospectus Supplement.

                        (xv) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                        (xvi) The information in the Prospectus under "Description of Debt Securities," and "Description of Warrants" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                        (xvii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be filed as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits thereto.

                        (xviii)  No authorization, approval, consent or order of
                any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities covered by the applicable Terms Agreement to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities law and the qualification of the applicable Indenture under the 1939 Act; and, to the best of such counsel's knowledge and information, the execution, delivery and performance of this Agreement, the applicable Terms Agreement, the applicable Indenture, the Warrant Agreement and the Securities, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree (except that no opinion need be expressed as to federal and state securities laws, except as otherwise explicitly set forth elsewhere in such opinion).

                        (xix) Each document filed pursuant to the 1934 Act (other than the financial statements, supporting schedules and other financial and statistical information included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                        (xx) If the applicable Terms Agreement relates to Exchangeable Subordinated Securities, such Terms Agreement may require that additional opinions be rendered by Testa, Hurwitz & Thibeault relating to Exchange Securities.

                        (xxi) The applicable Terms Agreement may state that in specified instances Testa, Hurwitz & Thibeault may rely on the opinion of local counsel to the Company or the general counsel of the Company when giving an opinion required pursuant to this Agreement or such Terms Agreement.

                (2) The favorable opinion, dated as of the applicable Closing Time, of Goodwin, Procter & Hoar, counsel for the Underwriters, with respect to the matters set forth in (iv), (v), (vi), (ix), (x)
        (xii), (xiii), (xiv) and (xv) inclusive, of subsection (b)(1) of this
        Section 5.

                (3) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Testa, Hurwitz & Thibeault and Goodwin, Procter & Hoar shall each additionally state substantially to the following effect: that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein and that part of the Registration Statement which constitutes the applicable Trustee's Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need make no statement), at the time it became effective or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented at the date of the applicable Terms Agreement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement) (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities covered by the applicable Terms Agreement which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the First Closing Time or (if applicable) the Second Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) At the applicable Closing Time there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the applicable Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the Commission.

                 (d) At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from Coopers & Lybrand a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, (ii) it is their opinion that the financial statements and financial statement schedules included in or incorporated by reference in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than five days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the Company's latest audited balance sheet or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income/(loss) or net income/(loss) per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                 (e) At the applicable Closing Time, the Representatives shall have received from Coopers & Lybrand a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than five days prior to such Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

                 (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated in the applicable Terms Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         SECTION 6.        INDEMNIFICATION.

              (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                       (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                       (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                      (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made (1) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (2) in that part of the Registration Statement which constitutes any Trustee's Statement of Eligibility and Qualification under the 1939 Act (Form T-1). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or control person of that Underwriter.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any control person of the Company.

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the indemnified party or parties, as incurred, in such proportion that (i) if the Underwriters are the indemnifying party, the portion thereof contributed by the Underwriters equals the percentage of the initial public offering price appearing on the cover page of the Prospectus represented by the underwriting discount and commissions appearing thereon and (ii) if the Company is the indemnifying party, the portion thereof contributed by the Company equals the percentage of the initial public offering price appearing on the cover page of the Prospectus represented by the net proceeds to the Company (before deducting expenses) appearing thereon; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. The Underwriters' obligations to contribute under this Section 7 are several and not joint. No Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities purchased by such Underwriter pursuant to the applicable Terms Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

            SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the applicable Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

            SECTION 9.    TERMINATION OF AGREEMENT.

                 (a) The Representatives may terminate the applicable Terms Agreement (including this Agreement, as incorporated by reference therein), by notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities covered by such Terms Agreement or to enforce contracts for the sale of such Securities, or
(iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Massachusetts authorities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Securities purchased from the Company and (y) the provisions of
Section 4, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

            SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the First Closing Time or (if applicable) the Second Closing Time to purchase the Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the aggregate principal amount or number (as the case may be) of Defaulted Securities does not exceed 10% of the aggregate principal amount or number (as the case may be) of the Securities to be purchased pursuant to such Terms Agreement at such Closing Time, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount or number thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations under the applicable Terms Agreement of all non-defaulting Underwriters, or

                 (b) if the aggregate principal amount or number (as the case may be) of Defaulted Securities exceeds 10% of the aggregate principal amount or number (as the case may be) of the Securities to be purchased pursuant to such Terms Agreement at such Closing Time, such Terms Agreement shall terminate with respect to such Securities without liability on the part of any non-defaulting Underwriter or the Company.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of the applicable Terms Agreement, either the Representatives or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives as provided in the applicable Terms Agreement. Notices to the Company shall be directed to it at 111 Powdermill Road, Maynard, Massachusetts 01754-1418, attention of Ilene B. Jacobs, Vice President and Treasurer (MS02-2/F23), with a copy to Gail S. Mann, Esq., Assistant General Counsel, Secretary and Clerk (MS02-3/F13).

         SECTION 12. PARTIES. The applicable Terms Agreement and this Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in the applicable Terms Agreement or this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of such Terms Agreement or this Agreement or any provision herein or therein contained. Such Terms Agreement and this Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        DIGITAL EQUIPMENT CORPORATION


                                        By _________________________________
                                            Name:
                                            Title:

                                                                   EXHIBIT A


                         DIGITAL EQUIPMENT CORPORATION
                         (a Massachusetts corporation)

                             [Title of Securities]

                                TERMS AGREEMENT
                                ---------------


                                                         Dated:  _________, 199_

To:      Digital Equipment Corporation
         146 Main Street
         Maynard, MA  01754

Attention:

Dear Sirs:

         We (the "Representative") understand that Digital Equipment Corporation, a Massachusetts corporation (the "Company"), proposes to issue and
sell [$                    aggregate principal amount of its][Title of Debt
Securities (the "Debt Securities")] [and] [_______ Warrants (the "Debt Warrants") to purchase an aggregate of $________ principal amount of [Title of Warrant Securities (the "Warrant Securities")] [(such Debt Securities and Debt Warrants being collectively hereinafter referred to as] the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, (the "Underwriter[s]") hereby offer[s] to purchase, severally and not jointly, the respective [amounts] [and] [number] of [Debt Securities] [and] [Debt Warrants] set forth below opposite their respective names at the [respective] purchase price[s] set forth below.

         The [Debt Securities] [and] [Debt Warrants] to be purchased by the Underwriter[s], which are to be issued under [an Indenture dated as of
, 1994 between the Company and                      , as Trustee, as
supplemented by Supplemental Indenture dated as of                  , 19
between the Company and the Trustee] [and] [a Warrant Agreement dated as of ____________, 1994 between the Company and __________, as Warrant Agent] shall have the following terms:

                               [Debt Securities]

         [Title of Debt Securities:  ___________________

         Currency:  ________________

         Principal Amount to be issued:  $_______________________

         Date of maturity:  _________________________

         Interest rate or formula:  ____%

         Interest payment dates: _____________ and ___________  of each year

Public offering price:  ____% [plus accrued interest from ____________]

         Purchase price:  ____% (payable in next-day funds]

         Redemption provisions:  _____________________

         Sinking fund requirements:  _____________________

         Conversion provisions:  ________________________

         Exchange Provisions:___________________________

         [Delayed Delivery Contracts:  [authorized]  [not authorized]
                 [Date of delivery:  _________________
                 Minimum contract:  __________________
                 Maximum aggregate principal amount:  ________________
                 Fee:  _______%]

         Closing date and location:  _________________________

         Additional co-manager:  _______________________

         Additional underwriters:  _________________________

         Current ratings:   Moody's Investors Service, Inc. _____________
                            Standard & Poor's Corporation _________
                            ____________________________________]

                                                           [Debt Warrants]

         [Number of Debt Warrants to be issued:  ____________________

         Warrant Agent:  ____________________

         Issuable jointly with Debt Securities:  [Yes]  [No]
                 [Number of Debt Warrants issued with each $________ principal amount of Debt Securities:]
                 [Detachable data:]

         Date from which Debt Warrants are exercisable:  ___________________

         Date on which Debt Warrants expire:  ____________________

         Exercise price(s) of Debt Warrants:  ____________________

         Initial public offering price:  $_________________

         Purchase price:  $______________

         Title of Warrant Securities:  ________________ Principal amount purchasable upon exercise of one Debt Warrant:  ______________
                 Interest rate:  ________          Payable:  _____________ Date
                 of maturity:_________________ Redemption provisions:
                 _________________ Sinking fund requirements:  ________________
                 Conversion provisions: ___________________ Exchange provisions: ______________________

         [Delayed Delivery Contracts:  [authorized]  [not authorized]
                 [Date of delivery:  _________________
                 Minimum contract:  __________________
                 Maximum aggregate principal amount:  ________________
                 Fee:  _______%]

         Other terms:  ________________

         Closing date and location:______________

         Additional co-manager:  _______________________

         Additional underwriters:  _________________________

         All of the provisions contained in the document entitled "Digital
Equipment Corporation Debt Securities and Warrants to Purchase Debt Securities,
Underwriting Agreement - Basic Provisions," dated as of January __, 1994, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms
Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
The Underwriter[s] agree[s], subject to the terms and provisions of this Terms
Agreement, including the terms and provisions incorporated by reference herein, to purchase from the Company the following aggregate [principal amount] [and]
[number] of [Debt Securities] [and] [Debt Warrants].


                                                Aggregate                             Title of Debt
                                                Principal         Number of        Securities Issuable        Aggregate
                            Title of Debt      Amount to be     Debt Warrants        Upon Exercise of          Purchase
Name of Underwriter          Securities         Purchased      to be Purchased         Debt Warrants            Price
- -------------------         -------------      ------------    ---------------     -------------------        ---------







         Any notice by the Company to the Underwriter[s] pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:
________________________________.

         Please accept this offer by signing a copy of this terms Agreement in the space set forth below and returning the signed copy to us.


                                        _______________________________________
                                        [Name of Underwriter]

                                        By:____________________________________
                                            Name:
                                            Title:


Accepted as of the date
first above written:

DIGITAL EQUIPMENT CORPORATION


By:____________________________________
    Name:
    Title:

                                                                     EXHIBIT B

                         DIGITAL EQUIPMENT CORPORATION

                             [Title of Securities]

                           DELAYED DELIVERY CONTRACT
                           -------------------------

                                     Dated: ___________, 19__

Digital Equipment Corporation
c/o [Name and address of Representatives]

Attention:

Dear Sirs:

         The undersigned hereby agrees to purchase from Digital Equipment Corporation (the "Company"), and the Company agrees to sell to the undersigned
on               , 19     (the "Delivery Date"), [$               principal
amount] [number] of the Company's [insert title of security] (the
"Securities"), offered by the Company's Prospectus dated               , 199_],
as supplemented by its Prospectus Supplement dated             , 19    ,
receipt of which is hereby acknowledged, at a purchase price of  [   % the
principal amount thereof, [plus accrued interest from             , 19     [and
$___________ per Debt Warrant, respectively] to the Delivery Date,]] and on the further terms and conditions set forth in this contract.

         Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds, at the office of [name and address of Representatives], on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the
undersigned is subject and (2) the Company, on or before                , 19
, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to
the Terms Agreement dated               , 19     between the Company and the
Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate [principal amount] [number] of Securities in excess
of [$]                 and that the acceptance of any Delayed Delivery Contract
is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

         This Agreement shall be governed by the laws of the State of New York.

                                                Yours very truly,

                                                ______________________________
                                                [Name of Purchaser]


                                                By:___________________________
                                                    Name:
                                                    Title:

                                                ______________________________

                                                ______________________________
                                                [Address]

Accepted as of the date
first above written

DIGITAL EQUIPMENT CORPORATION


By:____________________________
    Name:
    Title:

                 PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING


         The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

                                                                      Telephone No.
                         Name                                     (Including Area Code)
                         ----                                     ---------------------
               ____________________                               ______________________



38080.c7
1/20/94 10:01 am





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